Exhibit 10.15

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) effective as of January 1, 2017 (“Effective Date”) by and between ALTAIR ENGINEERING, INC., a Michigan corporation having an address at 1820 E. Big Beaver Road, Troy, Michigan 48083 (hereinafter “Altair”), and ADVANCED STUDIES HOLDING FUTURE SRL, an Italian company having an address located at Via Livorno, Torino, Italy 10144 (hereinafter “Consultant”).

Section 1

SCOPE OF SERVICES

1.1	Services. Consultant agrees to provide, and Altair agrees to accept the consulting services described in the attached Exhibit A, Statement of Work (“SOW”) which is incorporated herein by reference.

1.2	Title. During the Initial Term or any Renewal Term (each as defined below) Consultant shall have the title of Chief Strategy Officer.

1.3	Conduct of Services. All work shall be performed in a workmanlike and professional manner, in accordance with the prevailing standard of care for consulting services described herein at the time and place the services are performed.

1.4	Reporting. Consultant shall report directly to Altair’s Chief Executive Officer or such other individual as may be designated by the Chief Executive Officer or the Board of Directors of Altair from time to time.

Section 2

TERM AND TERMINATION

2.1	Term. The term of this Agreement shall commence on the Effective Date, and shall continue for a period of one (1) year (“Initial Term”). This Agreement will be renewed automatically for additional successive terms of one (1) year each (each a “Renewal Term”). Notwithstanding the foregoing, either Altair or Consultant may terminate this Agreement at any time upon sixty (60) days prior written notice to the other party.

2.2	Termination. Upon termination of this Agreement for any reason, Consultant shall promptly deliver to Altair all work products produced, in part, or in whole, under this Agreement and within thirty (30) days of said termination, Consultant shall submit to Altair an itemized invoice for all outstanding fees and approved expenses which accrued under this Agreement to the date of termination which shall be paid by Altair within thirty (30) days of receipt thereof.

Section 3

FEES, EXPENSES AND PAYMENT

3.1	Fees. In consideration of the services to be performed by Consultant as described in Exhibit A attached hereto and compensation shall be paid to Consultant as described in Exhibit B attached hereto, each of which Exhibits are incorporated herein by reference.

3.2	Reimbursement of Expenses. In addition to the foregoing, Altair shall pay Consultant its actual out-of-pocket expenses as reasonably incurred by Consultant in furtherance of its performance hereunder. Consultant agrees to provide Altair with access to such receipts, ledgers, and other records as may be reasonably appropriate for Altair or its accountants to verify the amount and nature of any such expenses. Consultant agrees to abide by the terms of the Altair Expense Reimbursement Policy, as communicated to Consultant by Altair from time to time.

3.3	Invoices. Unless otherwise stated on Exhibit A or Exhibit B, Altair shall pay Consultant (i) on a monthly basis for all services designated on Exhibit A and (ii) within thirty (30) days of receipt by Altair accounts payable of an invoice for any expenses described in Section 3.2 hereof.

Section 4

RELATIONSHIP OF THE PARTIES

4.1	Independent Contractor. All work performed by Consultant in connection with the services described in this Agreement shall be performed by Consultant as an independent contractor and not as the agent or partner of or joint venture with Altair for any purpose. Nothing in this Agreement shall be construed as creating or establishing the relationship of employer and employee between Altair and Consultant or any agent of Consultant.

ASHF/Altair Consulting Agreement	Page 1 of 8

4.2	Taxes. Consultant and Fariello, jointly and severally, acknowledge that each of them will be solely responsible for complying with all laws, rules and regulations relating to employment, income and other applicable taxes, worker’s compensation, safety and health related matters, arising out of this Agreement (and any prior agreement between Altair and Consultant (“Prior Agreement”)); that each of them shall be solely responsible for payment of all taxes, including foreign, federal, state and local taxes, arising out of their respective activities in accordance with this Agreement or any Prior Agreement, including by way of illustration but not limitation, federal and state income tax, social security tax, social and insurance contributions, unemployment insurance taxes, withholding taxes and any other taxes or business license fees (collectively “Taxes”); and that neither of them shall be entitled to participate in health or disability insurance, retirement benefits, or other welfare or pension benefits (if any) to which employees of Altair, or any of its subsidiaries or affiliates, may be entitled.

4.3	Indemnification. Consultant and Fariello, jointly and severally, shall defend, indemnify, and hold harmless Altair, and its subsidiaries and affiliates, from and against any and all losses, claims, costs, damages, fines, or other liabilities of any kind, including reasonable attorneys’ fees, arising out of or related to Consultant’s misconduct or negligent acts or omissions in connection with the services to be provided under this Agreement or any Prior Agreement and (b) any Taxes, penalties and interest arising out of their respective activities in accordance with this Agreement and/or any Prior Agreement.

4.4	IP Indemnification. Consultant will defend, indemnify and hold Altair, its subsidiaries and/or any of its affiliates (as well as their respective directors, officers and employees) harmless from and against any liability, loss, damage, cost and expense (including without limitation reasonable attorneys’ fees) suffered as a result of any claim, demand, action or suit made or raised against Altair (or their directors, officers and employees) by reason of Consultant’s infringement of any patent, trade secret, trademark, copyright or any other intellectual property right of any third party in relation to work delivered to Altair by Consultant in connection with Agreement or any Prior Agreement. This commitment is conditioned upon Altair, its subsidiaries, and any of its affiliates (as applicable), (i) providing Consultant with prompt written notice of the claim, (ii) giving Consultant sole control of the defense to the claim including settlement negotiations if any; and (iii) providing at Consultant’s costs reasonable cooperation in the defense against the claim. Under this commitment, Consultant will indemnify Altair (as well as its directors, officers and employees) for the payment of (i) any damages awarded by any competent court by way of a final decision, (ii) any settlement indemnity agreed upon by Consultant with Altair’s prior written approval which shall not be unreasonably withheld, and (iii) related costs of investigation and expertise as well as reasonable attorneys’ fees if any, to the exclusion of any other payment whatsoever. Consultant shall have no obligation under this Section, however, if the alleged infringement arises from Consultant’s compliance with specifications or instructions prescribed by Altair, modifications to the software made by Altair that caused such infringement, or use of the software in combination if such alleged infringement would not have occurred except for such combined use.

4.5	Communication. Consultant agrees that all correspondence, communication, and transmittals related to the services provided under this Agreement will take place between Consultant and Altair, and that Consultant is not permitted or allowed to initiate contact with Altair’s clients it may meet or learn of due to this Agreement, for any purpose related to the business of Altair, including marketing activity, without the prior knowledge and written consent of Altair while this Agreement is in force and for two (2) years thereafter.

Section 5

CONFIDENTIALITY

5.1	Restrictions. Consultant acknowledges that in order to perform the services called for in this Agreement, it shall be necessary for Altair and/or Altair’s client(s) to disclose to Consultant certain confidential or proprietary information of Altair and/or Altair’s client(s). Consultant agrees that it shall not disclose, transfer, use, copy, or allow access to any such confidential or proprietary information to any third parties, except as authorized by Altair and/or Altair’s client(s).

5.2	Addendum. The “Non-Disclosure and Intellectual Property Rights Agreement” attached to this Agreement as Exhibit C shall be deemed a part of this Agreement and incorporated herein by reference.

Section 6

RIGHTS IN WORK PRODUCT

6.1	Work Product Defined. As used herein, the term “Work Product” shall mean any programming, documentation, data compilations, reports, and any other media, materials, or other objects produced in part, or in whole, as a result of Consultant’s (or any affiliate of Consultant’s) work or delivered by Consultant (or any affiliate of Consultant’s) to Altair in the course of performing that work under this Agreement.

6.2	Ownership of Work Product. All Work Product made by Consultant (or any affiliate of Consultant’s) shall belong exclusively to Altair. If by operation of law any of the Work Product, including all related intellectual property rights, is not owned in its entirety by Altair automatically upon creation thereof, then Consultant and Consultant’s employees (including without limitation, Fariello) agree to assign, and hereby assign to Altair and its designees the ownership of such Work Product, including all related intellectual property rights.

ASHF/Altair Consulting Agreement	Page 2 of 8

6.3	Incidents and Further Assurances. Altair may obtain and hold in its own name copyrights, registrations, and other protection that may be available to Consultant and/or Consultant’s employees. Consultant agrees to provide any assistance required to perfect such protection (at the expense of Altair). Consultant agrees to take further actions and execute and deliver such further agreements and other instruments as Altair may reasonably request to give effect to this Section 6.

6.4	Pre-existing Materials. Consultant may include in the Work Product, pre-existing work or materials only if they are provided by Altair, or if they are owned or licensable without restriction by Consultant. To the extent that pre-existing work or materials owned or licensed by Consultant are included in the Work Product, Consultant shall identify any such work or materials prior to commencement of the Services involving such work or materials. Consultant grants to Altair (as an exception to the transfer and assignment provided in the second paragraph of this Section) an irrevocable, nonexclusive, worldwide, royalty-free right and license to use, execute, reproduce, display, perform, and distribute (internally and externally) copies of, and prepare derivative works based on such work and materials, and the right to authorize others to do any of the foregoing.

Section 7

WARRANTY

7.1	CONSULTANT WARRANTS THAT ALL SERVICES WILL BE PERFORMED IN A PROFESSIONAL MANNER. FOR SERVICES FURNISHED HEREUNDER, CONSULTANT MAKES NO WARRANTIES FOR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER ALTAIR NOR CONSULTANT SHALL BE LIABLE TO EACH OTHER OR TO ANY THIRD PARTY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTIES HAD KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

Section 8

MISCELLANEOUS

8.1	Force Majeure. Consultant shall not be liable to Altair for any failure or delay caused by events beyond Consultant’s control, including, without limitation, failure or delays in transportation or communication, not the fault of Consultant, labor disputes, accidents, shortages of labor, fuel, or raw materials.

8.2	Governing Law. This Agreement shall be governed by and construed under the laws of the state of Michigan, without regard to that state’s conflict of laws principles. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction over any action or proceeding arising out of or relating to this Agreement of any State or Federal court sitting in or nearest to Oakland County, State of Michigan. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded. Each Party waives its right to a jury trial in the event of any dispute arising under or relating to this Agreement. Each party agrees that money damages may not be an adequate remedy for breach of the provisions of this Agreement, and in the event of such breach, the aggrieved party shall be entitled to seek specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of this Agreement.

8.3	Notices. All notices required or permitted hereunder shall be in writing addressed to the respective parties as set forth herein, unless another address shall have been designated, and shall be delivered by hand or by registered or certified mail, postage prepaid.

8.4	Assignment. Consultant may not assign this Agreement, in whole or in part, without the prior written permission of Altair.

8.5	Waiver. The failure of Altair to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of the right of Altair thereafter to enforce any such provisions.

8.6	Severability. If any provision of this Agreement is held to be invalid, such provision shall be interpreted so as to best accomplish the intent of the parties within the limits of applicable law, and all remaining provisions shall continue to be valid and enforceable.

8.7	Non-Compete. By signing this Agreement, Consultant acknowledges that he is not in violation of any non-compete or other restrictive agreement with another party, and agrees to indemnify Altair for any claim of any kind made against Altair resulting from the breach by Consultant of any non-compete or other restrictive agreement.

8.8	Entire Agreement. This Agreement and its Exhibits incorporated herein by reference, constitute the entire agreement of the parties hereto and supersedes all prior representations, proposals, discussions, and communications, whether oral or in writing. This Agreement may be modified only in writing and shall be enforceable in accordance with its terms when signed by the party sought to be bound.

ASHF/Altair Consulting Agreement	Page 3 of 8

8.9	Defend Trade Secrets Act Notice. Consultant acknowledges receipt of the following notice under the Defend Trade Secrets Act: An individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret if he/she (i) makes such disclosure in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) such disclosure was made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal.

[SIGNATURES ON FOLLOWING PAGE]

ASHF/Altair Consulting Agreement	Page 4 of 8

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the date and year first above written.

ALTAIR:	CONSULTANT:

ALTAIR ENGINEERING, INC.	ADVANCED STUDIES HOLDING FUTURE SRL

/s/ James R. Scapa	/s/ Massimo Fariello
Signature	Signature

James R. Scapa	Massimo Fariello
Print name	Print name

Chief Executive Officer	Chief Executive Officer
Title	Title

FARIELLO:

/s/ Massimo Fariello
Massimo Fariello, Individually as to Section 4 and Section 6.2

ASHF/Altair Consulting Agreement	Page 5 of 8

Exhibit A - Services to be Provided/Statement of Work (SOW)

Name of Consultant who will perform the services (must be an individual’s name-not a company name):

Massimo Fariello (“Fariello”)

Description of Services:

Identification of advanced technologies in the software business, under the form of:

•	Existing Companies

•	Existing Software

•	Existing Methods/Applications/Functionalities

Acquisition of technologies for Altair’s operations through:

•	Direct Acquisition of Companies

•	Creation of and Investment in Start-Up companies in conjunction with technology owners

•	Acquisition of technology IP and its development through external contracts

•	Identification of software products & applications for the Altair Partner Alliance

•	Assignment of acquired technologies to the appropriate Altair development group

Location of work:             Torino, Italy

Project Start Date:           January 1, 2017

Projected End Date:         December 31, 2017, subject to Sections 2.1 and 2.2 of this Agreement

Additional information or terms and conditions:

Insurance requirement for general liability coverage is waived for this SOW

Altair Business Unit: Corporate

Is the work being performed for an Altair customer (check appropriate box)? YES ☐ NO ☒

ALTAIR:	CONSULTANT:

ALTAIR ENGINEERING, INC.	ADVANCED STUDIES HOLDING FUTURE SRL

/s/ James R. Scapa	/s/ Massimo Fariello
Signature	Signature

James R. Scapa	Massimo Fariello
Print name	Print name

Chief Executive Officer	Chief Executive Officer
Title	Title

ASHF/Altair Consulting Agreement	Page 6 of 8

Exhibit B - Compensation

Base Annual Consulting Fees: Shall be € 205,000 for the Initial Term, which amount may be increased or decreased from time to time by Altair at any time upon written notice to Consultant.

Incentive Fees: Consultant will participate in Altair’s executive bonus compensation pool with an annual target incentive fee equal to € 85,000 for the Initial Term. Fifty (50%) percent of such target incentive fees shall be paid in monthly instalments during the Initial Term and the balance of the incentive fees shall be paid at such time or times as such incentives are paid to other members of the executive bonus compensation pool. After the Initial Term, Consultant’s target incentive fee shall be as determined from time to time by Altair.

Special Payments: Altair shall also pay to Consultant an amount equal to Fifty (50%) percent of the sum of (i) each consulting fee payment and (ii) each incentive fee payment.

Expenses: Travel expenses will be reimbursed under this SOW. Vehicle expenses for travel by car within Italy are excluded.

ALTAIR:	CONSULTANT:

ALTAIR ENGINEERING, INC.	ADVANCED STUDIES HOLDING FUTURE SRL

/s/ James R. Scapa	/s/ Massimo Fariello
Signature	Signature

James R. Scapa	Massimo Fariello
Print name	Print name

Chief Executive Officer	Chief Executive Officer
Title	Title

ASHF/Altair Consulting Agreement	Page 7 of 8

Exhibit C

Non-Disclosure and Intellectual Property Rights Agreement

Altair recognizes that independent contractors in all functions and at all levels may be exposed directly to information which may be confidential or proprietary in nature. As a company working on the leading edge of technology, Altair is often required to enter into non-disclosure agreements with its customers. Conformance to these agreements requires a commitment of secrecy from our independent contractors. In addition, the confidentiality of Altair’s internal financial, sales and technical information is of great importance to the future success of Altair.

For these reasons, Altair requires, as a condition of your contract, your acceptance of the following terms from the date of this Agreement:

a.	All title and rights to proprietary information and/or communications by Altair to its independent contractors are reserved by Altair. All information, including but not limited to software, test results, documentation resulting from the funded work, is also confidential and all rights and title to it are reserved solely by Altair.

b.	You agree not to use or disclose any proprietary or confidential information obtained in the course of your contract with Altair and for a period of 5 years following completion of your contract with Altair. This will include all information provided visually, orally, in written form, or electronically. This obligation shall continue following the voluntary or involuntary termination of your contract with Altair. This obligation shall not apply to any particular item of information which can be proven by clear and convincing evidence to have been publicly or generally known before your disclosure or usage of such item, or to have been known by you before your contract with Altair.

c.	You acknowledge that all work performed by you for Altair or its clients during your contract with Altair is the property of Altair. The definition of this work includes, but is not limited to, software development, work papers, drawings, reports and client lists or databases.

d.	You acknowledge your responsibility to safeguard all work pertaining to the business of Altair and/or its clients and to surrender all copies of confidential and/or proprietary information thereof upon termination of your contract with Altair or whenever so directed by Altair.

The independent contractor understands that the term “Proprietary” or “Confidential” does not include information which:

a.	Is or becomes part of the public domain through no fault of the independent contractor;

b.	Is lawfully received from a third party having the right to disclose such information;

c.	Is disclosed with the prior written approval of Altair;

d.	Is known to the independent contractor prior to receipt from Altair, as evidenced by written records;

e.	Is independently developed by the independent contractor without a breach of this Agreement, as evidenced by written records, and unrelated to the types of business conducted at Altair.

Confidentiality obligations in an Altair client agreement governing the Altair contract under which you provide services to Altair shall take precedence over the terms and conditions herein.

You acknowledge that you have not been induced to enter into this Agreement by any representation not specifically stated herein.

This Agreement is not intended to, and shall not, in any way prohibit, limit or otherwise interfere with your protected rights under federal, state or local law to, without notice to Altair: (a) communicate or file a charge with a government regulator; (b) participate in an investigation or proceeding conducted by a government regulator; or (c) receive an award paid by a government regulator for providing information.

CONSULTANT:
ADVANCED STUDIES HOLDING FUTURE SRL
/s/ Massimo Fariello
Massimo Fariello
Print name
Chief Executive Officer
Title

ASHF/Altair Consulting Agreement	Page 8 of 8

FIRST AMENDMENT TO CONSULTING AGREEMENT BETWEEN

ALTAIR ENGINEERING INC. AND ADVANCED STUDIES HOLDING FUTURE SRL

THIS FIRST AMENDMENT (the “Amendment”) is entered into effective as of JANUARY 1, 2017 (the “Amendment Effective Date”), between ALTAIR ENGINEERING INC., (“Altair”) and ADVANCED STUDIES HOLDING FUTURE SRL (“Consultant”).

WHEREAS, Altair and Consultant have previously entered into a Consulting Agreement dated and effective as of January 1, 2017 (the “Consulting Agreement”); and

WHEREAS, Altair and Consultant now desire to amend the Consulting Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Exhibit B to the Consulting Agreement is hereby deleted in its entirety and in lieu thereof the new Exhibit B attached to this Amendment is hereby inserted.

2.    This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.

3.    Except as amended by this Amendment, all other terms of the Consulting Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives, as of the date and year first above written.

ALTAIR:	CONSULTANT:

ALTAIR ENGINEERING, INC.	ADVANCED STUDIES HOLDING FUTURE SRL

/s/ Howard N. Morof	/s/ Massimo Fariello
Signature	Signature

Howard N. Morof	Massimo Fariello
Print name	Print name

Chief Financial Officer	Chief Executive Officer
Title	Title

FARIELLO:

/s/ Massimo Fariello
Massimo Fariello, Individually as to Section 4 and Section 6.2 of the Consulting Agreement

Exhibit B - Compensation

Base Annual Consulting Fees: Shall be € 205,000 for the Initial Term, which amount may be increased or decreased from time to time by Altair at any time upon written notice to Consultant.

Incentive Fees: Consultant will participate in Altair’s executive bonus compensation pool with an annual target incentive fee equal to € 85,000 for the Initial Term. Sixty (60%) percent of such target incentive fees shall be paid in monthly instalments during the Initial Term and the balance of the incentive fees shall be paid at such time or times as such incentives are paid to other members of the executive bonus compensation pool. After the Initial Term, Consultant’s target incentive fee shall be as determined from time to time by Altair.

Special Payments: Altair shall also pay to Consultant an amount equal to Fifty (50%) percent of the sum of (i) each consulting fee payment and (ii) each incentive fee payment.

Expenses: Travel expenses will be reimbursed under this SOW. Vehicle expenses for travel by car within Italy are excluded.

ALTAIR:	CONSULTANT:

ALTAIR ENGINEERING, INC.	ADVANCED STUDIES HOLDING FUTURE SRL

/s/ Howard N. Morof	/s/ Massimo Fariello
Signature	Signature

Howard N. Morof	Massimo Fariello
Print name	Print name

Chief Financial Officer	Chief Executive Officer
Title	Title